March 24, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Aberdeen Funds (consisting of Aberdeen Equity Long-Short Fund, Aberdeen Health Sciences Fund, Aberdeen Hedged
Core Equity Fund, Aberdeen Natural Resources Fund, Aberdeen Select Equity
Fund, Aberdeen Select Growth Fund, Aberdeen Select Mid Cap Growth Fund, Aberdeen Select Small Cap Fund, Aberdeen Small Cap Fund, Aberdeen Small
Cap Growth Fund, Aberdeen Small Cap Opportunities Fund, Aberdeen Small Cap Value Fund, Aberdeen Technology and Communications Fund, Aberdeen Tax-Free Income Fund, Aberdeen China Opportunities Fund, Aberdeen Developing Markets Fund, Aberdeen Global Financial Services Fund, Aberdeen Global Utilities
Fund, Aberdeen International Equity Fund, Aberdeen Select Worldwide Fund, Aberdeen Optimal Allocations Fund: Defensive, Aberdeen Optimal Allocations
Fund: Growth, Aberdeen Optimal Allocations Fund: Moderate, Aberdeen Optimal Allocations Fund: Moderate Growth, Aberdeen Optimal Allocations Fund:
Specialty) (copy attached), which we understand were filed with the Securities and Exchange Commission, as part of the filing on Form N-SAR of Aberdeen Funds, dated June 29, 2009. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP